Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Item 5. Interests of Named Experts and Counsel" in the Registration Statement (Form S-8 No. 333-_____) pertaining to the 1997 Disinterested Director Stock Option Plan of American Capital Strategies, Ltd. and to the incorporation by reference therein of our report dated February 2, 1999, with respect to the financial statements of American Capital Strategies, Ltd. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


December 16, 1999                               /s/ ERNST & YOUNG LLP